UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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AMENDMENT NO.  3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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HALBERD CORPORATION
(Exact Name of Small Business Issuer in its Charter)

Nevada	7380	26-4346918
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Halberd Corporation
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025
248-530-0270
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Mark S. Lundquist, CEO
Halberd Corporation
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025
248-530-0270
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	656,000	$0.25	$164,000	$6.45

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum of SellMyBusinessNow.Com, Inc., our wholly-owned subsidiary and adjustment pursuant to the subsequent share purchase agreement. The price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum of $500 and adjusted by 2000 to 1 in accordance with our share purchase agreement dated January 28, 2009 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, nor can there be any assurance that such an application for quotation will be approved. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 14 , 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

656,000 SHARES OF
HALBERD CORPORATION
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 656,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE COMPANY IS CONSIDERED A HIGH RISK INVESTMENT, PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  April 14 , 2009

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

About Our Company

We are a development stage company that was incorporated under the laws of the State of Nevada on January 26, 2009. On January 28, 2009, we entered into a share purchase agreement with SellMyBusinessNow.Com, Inc., a corporation established under the laws of the State of Michigan on August 2, 2007 (“SellMyBusiness”), pursuant to which we acquired all the shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. As a result, SellMyBusiness became our wholly-owned subsidiary.

Our operations are conducted under the name “Sellmybusiness.com®” established on December 3, 2007. Sellmybusiness.com® provides a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service assists people to buy, sell, lease or sublease commercial and residential land and property. Sellmybusiness.com®’s equipment listing service provides a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

“The Company,” “we,” “us,” or “our,” are references to the combined business of Halberd Corporation and its wholly-owned subsidiary, SellMyBusinessNow.Com, Inc.

Where You Can Find Us

Our principal executive office location and mailing address is 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025.  The corporate telephone number is 248-530-0270.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum of $500 and adjusted by 2000 to 1 in accordance with the share purchase agreement dated January 28, 2009 and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.

SUMMARY FINANCIAL DATA

Our operations are limited to SellMyBusiness, our wholly-owned subsidiary. The following table provides summary consolidated financial statement data of SellMyBusiness. The interim financial data for the three and six-month periods ended January 31, 2009 are unaudited. The financial statement data for the period August 2, 2007 (date of inception) to July 31, 2008 has been derived from our audited consolidated financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the Three Months Ended January 31, 2009	For the Six Months Ended January 31, 2009	For the Period Ended July 31, 2008 (from inception)
	(Unaudited)	(Unaudited)	(Audited)

Net Sales	$1,266	$5,092	$7,015

Operating expenses	120,913	135,790	44,732

Net loss	$(151,713)	$(164,640)	$(36,095)

BALANCE SHEET DATA:	As of January 31, 2009	As of July 31, 2008 (Audited)
	(Unaudited)

Current assets	$3,374	$1,387

Total assets	$481,287	$341,708

Total liabilities (all current)	$257,522	$377,803

Stockholders’ equity (deficit)	$223,765	$(36,095)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and its subsidiary not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

The Company was incorporated on January 26, 2009, and as such has had minimal operating revenues to date. Further, the Company has no significant assets and minimal earnings from sales. The success of the Company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by the Company are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of the Company in the business listing marketplace, there can be no assurance that the Company will operate profitably or remain solvent.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO SECURE REQUIRED FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

Based on the development stage of the Company and its operational plan, management believes that the Company will incur operating losses in the foreseeable future. Management has developed an operational plan that has been presented to various institutional funds and has entered into a non-binding term sheet for securities financing. Management believes that it can enter into definitive agreements with the funder on terms that are acceptable. However, access to the investment fund is predicated on the market for the Company’s stock and therefore the Company cannot issue assurances that our shareholders will not be diluted by investment of such capital, or to the extent of the dilution. Also, we cannot assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in this or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints.. The inability to secure required capital from the fund could have a material adverse effect on our business, operation results, or financial condition. Additionally, there are no guarantees that any additional financing can be obtained.

IF WE ARE UNABLE TO ESTABLISH A LARGE USER BASE WE MAY HAVE DIFFICULTY ATTRACTING ADVERTISERS TO OUR WEB SITE AND GENERATING MEMBERSHIP FEES, WHICH WILL HINDER OUR ABILITY TO GENERATE REVENUES, WHICH MAY AFFECT OUR ABILITY TO EXPAND OUR BUSINESS OPERATIONS AND OUR USER BASE.

An integral part of our business plan and marketing strategy requires us to establish a large user base. We will only be able to attract additional advertisers to our web site and obtain sufficient membership fees if we can obtain a large enough user base. The number of users necessary to attract advertisers will be determined though discussions with the potential advertisers and their input as to whether we can obtain revenues from advertisements based upon the total members at that time. If for any reason our web site is ineffective at attracting consumers or if we are unable to continue to develop and update our web site to keep consumers satisfied with our service, our user base may decrease and our ability to generate revenues may decline.

IN ORDER TO IMPLEMENT OUR BUSINESS PLAN, WE WILL REQUIRE OUR USERS TO PAY FEES FOR OUR SERVICES. IF OUR USERS ARE NOT WILLING TO PAY FOR THESE SERVICES, WE WILL BE FORCED TO SUSPEND AND EVENTUALLY TO CEASE OUR BUSINESS ACTIVITIES.

In order to implement our business plan, we will require our users to pay monthly fees for the use of our services. We cannot guarantee that either our prospective users will be willing to pay for our services. If we are unable to generate sufficient revenues from our user fees, we will be forced to suspend and possible cease all operations.

OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the online commerce industry are characterized by rapid technological change that could render our existing web site obsolete. The development of our web site entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our web site to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable.

WE WILL ENCOUNTER INTENSIVE COMPETITION.  WE ARE IN NEED OF FINANCING.

Short-term and/or long-term competition may become intense once the Company launches its business beyond development stage. Although the Company's financial projections assume that the industry will generate competition, there can be no assurances on how any level of competition may impact the financial forecasts and projections made by management. Some competitors may include large publicly funded companies. Some of these potential competitors have greater financial and business resources than the Company. The Company believes that it will be able to effectively compete with these larger entities but there can be no assurances that it will be able to do so.

The lack of adequate funding may adversely affect the Company’s ability to meet its short-term objectives. The Company requires financing to expand its operations, maintain public awareness of its products/services and provide working capital for the anticipated growth of the Company. There can be no assurance that all portions of its financing will be available or, if available that the terms thereof will be attractive to the Company. The lack of additional financing may adversely affect the Company's ability to meet its objectives.

OUR MANAGEMENT TEAM HOLDS MAJORITY SHARES OF THE COMPANY AND THERE IS CONFLICT OF INTEREST WHEN MAKING DECISIONS.

Management will have the right, assuming the ownership of the Company does not change, to perpetuate their status as officers and directors and therefore conduct the business and affairs of the Company.  The terms of any employment agreements or other agreements between the Company and its officers were not the result of any arm's length bargaining or negotiation, and such transactions involve inherent conflicts of interest. There is no assurance that such transactions are or will be favorable to the Company due to the lack of arm's length bargaining.  The Board of Directors, does however, believe that such agreements and arrangements are fair to the Company and its shareholders.  The Company has a policy that it will not enter into a business combination with any entity in which any member of management serves as an officer, director or partner, or in which such person or such person's affiliates or associates hold any ownership interest.  If there is any related party transaction, however remote, it would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner.

THERE IS MINIMAL HISTORICAL BASIS FOR MANAGEMENT'S OPINION.

The Company has a limited operating history. Accordingly, there is only a minimal basis, other than the judgment of management, upon which to estimate the volume of sales or the amount of revenues, which the Company's planned operations may generate. Management's judgment regarding these estimates is based, in part, upon research into the current state of the listing service marketplace. Investors for the shares should be aware that conditions and circumstances beyond the control of management may result in substantial differences between the projected and actual financial results for the Company.

THE COMPANY IS DEPENDENT ON KEY PERSONNEL.

The Company is dependent upon its experienced management team, including its CEO, Mark Lundquist, President & COO, John Maddox CFO, Joel Ungar, and members of our Advisory Board, Leland Thomas and River Star, LLC. The loss of any of their services could negatively impact the Company, as there is a risk that their services could not be replaced. Without these services, the growth, progress, and overall success of the Company may be adversely affected.

THERE IS LIMITED LIABILITY OF MANAGEMENT AND IT MAY REQUIRE THE COMPANY TO INDEMNIFY ITS OFFICERS AND DIRECTORS.

The Company has adopted provisions to its Articles of Incorporation and bylaws, which limit the liability of its officers and directors and provide for indemnification by the Company of its officers and directors to the fullest extent permitted by Nevada corporate law.  Such law generally provides that its officers and directors shall have no personal liability to the Company or its shareholders for monetary damages for breaches of their fiduciary duties as directors, except for breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require the Company to indemnify its officers and directors.

OUR ABILITY TO CONTINUE DEPENDS UPON ADDITIONAL FUNDING.

We are a development stage company that has generated minimal revenues. For the period from inception to July 31, 2008, we have incurred a net loss of $36,095, and for the period from inception to January 31, 2009, we have incurred a net loss of $200,735. If we cannot generate sufficient revenues from our services or obtain sufficient funding, we may not be able to implement our business plan and may be forced to cease our business activities.

THE COMPANY HAS NOT PAID OR DECLARED ANY DIVIDENDS, NOR, DOES IT ANTICIPATE PAYING ANY DIVIDENDS IN THE FORESEEABLE FUTURE.

The Company has not paid or declared any dividends, nor, by reason of its present financial status and its contemplated financial requirements, does it anticipate paying any dividends in the foreseeable future. The future payment of dividends by the Company on its Common Stock, if any, rests within the sole discretion of the Company's board of directors and will depend, on among other things, the Company's earnings, its capital requirements and its financial condition as well as other relevant factors.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE SHARES WAS DETERMINED BASED UPON THE PRICE SOLD IN OUR PRIVATE PLACEMENT OFFERING AND ADJUSTED IN ACCORDANCE WITH THE SHARE EXCHANGE AGREEMENT DATED JANUARY 28, 2009 AND SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.25 for the shares of common stock was determined by the price shares were sold to our shareholders in a private placement memorandum and adjusted in accordance with the subsequent share exchange agreement and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market or an active trading market, an investor may be unable to liquidate their investment or make any profit from their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement of SellMyBusiness which was completed in January 2009 and adjusted by 2000 to 1 in accordance with a subsequent share purchase agreement dated January 28, 2009.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 656,000 shares of our common stock held by 48 shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 14 , 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering (1) (2)
Bruce E. Nyberg (3)	20,000	20,000	0	0
John P. Bower Revocable Living Trust UAD 9/27/1999 (3) (4)	20,000	20,000	0	0
Mary Jane Bower Revocable Trust UAD 6/19/1999 (3) (5)	20,000	20,000	0	0
Daniel Dalton (3)	20,000	20,000	0	0
GBS, LLC (3) (6)	20,000	20,000	0	0
BFADM, LLC (3) (6)	20,000	20,000	0	0
David R. Zimmer (3)	20,000	20,000	0	0
Richard A. Hecker (3)	20,000	20,000	0	0
Douglas Perry Lalone Living Trust (3) (7)	20,000	20,000	0	0
Paul A. Miller (3)	20,000	20,000	0	0
Nicholas S. Ahee (3)	20,000	20,000	0	0
Todd A. Emerson (3)	2,000	2,000	0	0
Donna Kolo (3)	20,000	20,000	0	0
Joel M. Ungar (3) (8)	20,000	20,000	0	0
Constance M David (3)	2,000	2,000	0	0
Awecomm Technologies, LLC (3) (9)	10,000	10,000	0	0
Marx Layne & Company (3) (10)	10,000	10,000	0	0
Jon D. Johnson (3)	10,000	10,000	0	0
Douglas Omar Perreault (3)	10,000	10,000	0	0
Michael R. Szudarek (3)	8,000	8,000	0	0
Kathryn E. Lundquist (3)	4,000	4,000	0	0
Sunshine R. Jenkins (3)	4,000	4,000	0	0
Dino S. Rotondo (3)	4,000	4,000	0	0
Vianne Floyd (3)	20,000	20,000	0	0
Barrett Kalellis (3)	20,000	20,000	0	0
Shelby Starnes (3)	4,000	4,000	0	0
Michael P. Crosson (3)	20,000	20,000	0	0
Alexandra A. Crosson (3)	20,000	20,000	0	0
Trent A. Lundquist (3)	4,000	4,000	0	0
Andrew Kulpa (3)	2,000	2,000	0	0
David J. Raska (3)	2,000	2,000	0	0
JR Holdings Group, LLC (3) (11)	4,000	4,000	0	0
Philip W. Thomas, Jr. (3)	20,000	20,000	0	0
Scott P. Batey (3)	4,000	4,000	0	0
John Alexander (3)	4,000	4,000	0	0
Craig W. Terry (3)	2,000	2,000	0	0
Millicent D. Sherman (3)	2,000	2,000	0	0
Bill & Joann Batey (3)	4,000	4,000	0	0
Craig Camp (12)	636,000	20,000	616,000	2.49%
TAB Properties, LLC (13)	508,000	20,000	488,000	1.95%
Thomas M. Nardone (14)	508,000	20,000	488,000	1.95%
DS Projects, LLC (15)	1,064,000	20,000	1,044,000	4.17%
D & P Vasilos Investment, LLC (16)	500,000	20,000	480,000	1.92%
Michael Marcum (17)	572,000	20,000	552,000	2.20%
Vincent Floyd (18)	1,018,000	20,000	998,000	3.98%
Thomas IRA (19)	1,696,000	20,000	1,676,000	6.69%
Leland M. Thomas (19)	1,100,000	20,000	1,080,000	4,14%
River Star, LLC (20)	1,000,000	20,000	980,000	3.76%
Total		656,000

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling security holder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling security holder, except as otherwise indicated in the footnotes to the table.

(2)	As of April 14 , 2009, there were 26,058,000 shares of our common stock issued and outstanding.

(3)
We are registering 456,000 shares of our common stock (the number herewith is given effective to the share purchase agreement dated January 28, 2009) sold in our Regulation D Rule 506 offering completed in January 2009.

(4)	John P. Bower has voting and dispositive control over securities held by John P. Bower Revocable Living Trust.

(5)	Mary Jane Bower has voting and dispositive control over securities held by Mary Jane Bower Revocable Trust.

(6)	Mario Apruzzese has voting and dispositive control over securities held by GBS, LLC and BFADM, LLC.

(7)	Douglas Perry Lalone has voting and dispositive control over securities held by Douglas Perry Lalone Living Trust.

(8)	Joel M. Ungar is our Chief Financial Officer and Principal Accounting Officer.

(9)	Brent Yax has voting and dispositive control over securities held by Awecomm Technologies, LLC.

(10)	Mike Szuderak has voting and dispositive control over securities held by Marx Layne & Company.

(11)	Jerry Hamling has voting and dispositive control over securities held by JR Holdings Group, LLC.

(12)
Mr. Camp received 386,000 shares of our common stock acquired through the private placement officering and 250,000 shares of our common stock converted on November 28, 2007 pursuant to a stock conversion agreement.

(13)
TAB Properties received 308,000 shares of our common stock acquired through the private placement officering and 200,000 shares of our common stock converted on November 28, 2007 pursuant to a stock conversion agreement. Joe Lutheran has voting and dispositive control over securities held by TAB Properties, LLC.

(14)	Mr. Nardone received 200,000 shares of our common stock converted on November 28, 2007 and 308,000 shares of our common stock converted on January 16, 2009 pursuant to stock conversion agreements.

(15)
DS Projects received 426,000 shares of our common stock converted on January 3, 2008 and 638,000 shares of our common stock converted on January 14, 2009 pursuant to stock conversion agreements. Dewey Steffen has voting and dispositive control over securities held by DS Projects, LLC.

(16)
D & P Vasilos Investment received 200,000 shares of our common stock converted on January 3, 2008 and 300,000 shares of our common stock converted on January 13, 2009 pursuant to stock conversion agreements. Dimitri & Patty Vasilos have voting and dispositive control over securities held by D & P Vasilos Investment, LLC.

(17)	Mr. Marcum received 226,000 shares of our common stock converted on January 3, 2008 and 346,000 shares of our common stock converted on January 14, 2009 pursuant to stock conversion agreements.

(18)	Mr. Floyd received 400,000 shares of our common stock converted on January 3, 2008 and 618,000 shares of our common stock converted on January 14, 2009 pursuant to stock conversion agreements.

(19)	Leland M. Thomas has voting and dispositive control over securities held by Thomas IRA. He is a member of our Advisory Board.

(20)	Nicholas A. Cocco has voting and dispositive control over securities held by River Star, LLC. He is a member of our Advisory Board

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.25 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  The offering price of $0.25 was determined by the price shares were sold to our shareholders in a private placement memorandum and adjusted in accordance with the Share Purchase Agreement and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.  In the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from the investment.  However, sales by selling security holder must be made at the fixed price of $0.25 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $85,000.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. We have not yet issued any preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 120,000,000 shares of common stock.  Currently we have 26,058,000 common shares issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are being registered pursuant to this  registration statement are fully paid and non-assessable.  We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.  All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Convertible Notes

On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling $300,000. In addition, we issued 1,501 shares to these investors. In January 2009, we entered into stock conversion agreements with these investors, pursuant to which we issued 2,300 shares of our common stock as conversion of promissory notes dated November 28, 2007 and January 3, 2008 including principal of $300,000 and interest of 23,000 at a conversion price of $133.00 and $500.00 per share, respectively.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements for the period ended July 31, 2008 included in this prospectus and the registration statement have been audited by Rehmann Robson, P.C. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Rehmann Robson, P.C., the Company’s independent registered public accounting firm, has performed reviews of the unaudited consolidated financial statements included herein.  Pursuant to Rule 436(c) of the Securities Act of 1933 (“Act”) their report on these reviews should not be considered a “report” within the meaning of sections 7 and 11 of the Act and the independent registered public accounting firm liability under Section 11 does not extend to it.

CORPORATE HISTORY AND STRUCTURE

Our History

We are a development stage company that was incorporated under the laws of the State of Nevada on January 26, 2009. On January 28, 2009, we entered into a share purchase agreement with SellMyBusiness, a corporation established under the laws of the State of Michigan in August 2007, pursuant to which we acquired all of the issued and outstanding shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. As a result, SellMyBusiness became our wholly-owned subsidiary.

Our operations are conducted through our wholly owned subsidiary SellMyBusiness under the name “Sellmybusiness.com®” established on December 3, 2007. To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. Sellmybusiness.com® provides a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service assists people to buy, sell, lease or sublease commercial or residential land and property. Sellmybusiness.com®’s equipment listing service provides a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

Upon inception of SellMyBusiness on August 2, 2007, we issued 6,500 shares to John Maddox as founder shares for no consideration.   On November 28, 2007, we issued 2,000 shares to Mark Lundquist as founder shares for no consideration.  On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling of $300,000. In addition, we issued 1,501 shares to these investors. In January 2009, we entered into stock conversion agreements with these investors, pursuant to which we issued 2,300 shares of our common stock as conversion of promissory notes dated November 28, 2007 and January 3, 2008 including principal of $300,000 and interest of 23,000 at a conversion price of $133.00 and $500.00 per share, respectively. In January 2009, we completed an offering in which we sold 228 shares of common stock at $500 per share in connection with our private placement. Please note that the share numbers in this paragraph are given before the effectiveness of share exchange agreement dated January 28, 2009.

DESCRIPTION OF BUSINESS

Overview

SellMyBusiness.com® (a wholly owned subsidiary of Halberd Corporation) provides a single web portal for business people to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources.  SellMyBusiness.com intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multi-national public corporations and franchises.  SellMyBusiness.com’s real estate listing service assists people to buy, sell, lease or sub-lease commercial and residential land and property.  SellMyBusiness.com’s equipment listing service provides business people with a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.  In its first month of operation, the site attracted over half a million visitors.

Business Model

The strategy for SellMyBusiness.com is to become the recognized online total solution provider for buying or selling a business and everything related to the transaction.  This strategy encompasses the following key elements:

•	Listing businesses for sale with a local, regional, national and international reach.
•	Listing real estate for sale or lease, particularly when linked to a business for sale.
•	Listing equipment for sale or lease, particularly when the equipment, assets and inventory are linked to the business for sale.
•	Special confidential listing service for businesses, real estate and equipment.
•	Special pre-qualified buyer service for businesses, real estate and equipment.
•	Professional service provider referrals to assist in the purchase, sale, start-up or operation of a business, such as attorneys, brokers, accountants, business valuators and consultants.
•	Online document management system for handling all paperwork involved in the sale or lease of businesses, real estate and equipment.
•	Business resources for owners and executives, such as business books, white papers, and important links.
•	Live support.
•	Easy-to-navigate, easy-to-understand website.
•	Multilingual website versions.
•	Support for all types of businesses: public corporations, private companies, franchises, not-for-profits and home-based businesses.

Revenue is generated from five methods:

1)	fees for listing businesses, real estate and equipment for sale or lease;
2)	membership registration fees for lead generation for professional service providers in multiple categories;
3)	registration fees for broker/dealers to have monthly or annual access rights for selling or leasing businesses, real estate and equipment;
4)	website banner advertising;
5)	affiliate fees (incorporation services, financing services, Amazon.com book sales, etc.);

Growth is attained through an aggressive and multi-channel marketing campaign focused on user demographics.  Many Internet-based start-ups and their potential investors quickly look for IT-related specialists to lead the company.  Although SellMyBusiness.com is an Internet-based firm, management believes the business is based more heavily on a “marketing-to-the-proper-user” and “solution provider” model, rather than an “IT-based” model.  The co-founders already have prior experience in launching web-based companies and implementing sophisticated enterprise and CRM software.  Currently, web development and support is provided by one of the leading firms in the state, but will be brought inside the company if deemed appropriate.  However, management stresses that SellMyBusiness.com is a solution provider company for business buyers and sellers that runs on the web, not a web-based company that happens to provide solutions for business people.

The Concept

SellMyBusiness.com was developed to fill a need in the marketplace. The Internet is gradually moving from a product and service sales model to a solutions sale model. SellMyBusiness.com is a complete business solution selling model and provides a full complement of services needed to support the transition of a business from one owner to another, addressing the difficulty in finding these services, and how technology can play a part in providing a total solution.

Unique Value Propositions

Currently there are multiple competitive websites acting as repositories for buyers and sellers of businesses, real estate and equipment, but nearly all only focus on one of these three elements.  Nine unique value propositions make SellMyBusiness.com significantly different than its competition and place it in a leadership role in the marketplace.

1.
Total Selling Solution.  None of the competitive websites merge all facets of buying or selling a business such as: the sale or purchase of the business entity and its related commercial property; the sale of its inventory and all types of equipment, and; assistance in finding professional help to support the transaction such as attorneys, accountants, business valuators and financiers.  Viewers want (and need) a condensation of information and sources.  Said another way, the Internet is graduating from product sales to solution sales.  SellMyBusiness.com is the solution sale for businesses.

2.
Professional Service Provider Referrals.  SellMyBusiness.com has created a special web section to enlist paid membership from service providers such as accountants, banks, lawyers, and business valuators to help with introductions to clients in need of their services.  Over fifty categories have been identified.

3.
Multi-media Marketing and Live Support.  Current competitive websites lack presence in the marketplace, capturing only 5%-18% of all businesses for sale.  Based on management’s research, competitive sites rely primarily on Internet search engine optimization and online advertising

SellMyBusiness.com creates a shift in this strategy by utilizing the global reach of the Internet coupled with targeted multimedia advertising and public relations campaigns, and live support.  A recent article from the editors at Business.com stressing this value about SellMyBusiness.com states, “And here’s something unique: live reps are available to answer questions by phone!”1  The result of these two market concepts is a company that exploits the Internet’s strengths – primarily data driven – coupled with effective marketing and real people to provide a truly unique, personal and valuable service.

4.
Designed for Non-Web Focused Customers.  The average age of business owners in the U.S. is 56 years (the same in Australia and New Zealand).[2] [3] This age group is certainly not ignorant of the web, but they do not spend as much time surfing the web as other younger demographic groups.  SellMyBusiness.com management has thus targeted a portion of its marketing on this user demographic.  Furthermore, the website was developed to be simple, clean and clutter free to simplify navigation for those viewers less web savvy.

5.
Designed for Short Attention Span Viewers.  Executives, business owners and entrepreneurs traditionally have short attention spans.  In order to provide important information about the site without the need to read text, SellMyBusiness.com utilizes an online web actor to speak directly to the viewer.  No competitor uses web actors.

6.
Local Language Website. Although the language of the Internet is English, not all website viewers speak English.  Thus, SellMyBusiness.com intends to launch culturally relevant versions of the site in multiple foreign languages.

7.
The Business Vault®.  SellMyBusiness.com offers a unique feature, the Business Vault Confidential Listing Service: a completely private and confidential place to list a business, real estate and equipment for sale and receive leads only from financially pre-qualified buyers.  Many business owners and executives do not wish to publicly list, but would utilize the Internet if they knew their information could be kept confidential and they would only receive contact from parties that have the financial wherewithal for the transaction.

8.
Business Watch®.  Business Watch provides a service to buyers, allowing them to conduct a search for businesses, real estate or equipment and then lock in the search criteria.  Then, whenever a listing meeting their search criteria is added to the SellMyBusiness.com database the Business Watch service automatically generates an email alerting the potential buyer to the new listing.  Business Watch assures the buyer will not miss any viable purchasing opportunities.

9.
Web-based Document Management Portal.  Once a business, real estate or equipment purchase is agreed upon by a buyer and seller, SellMyBusiness.com can provide a unique, centralized document management system that allows all parties involved in the transaction (buyer, seller, attorneys, brokers, mortgagers, etc.) to upload and share documents.  SellMyBusiness.com management has made an exclusive arrangement with the developer of this document management system, a company that has also developed special web-based real estate listing modules currently used by international business brokers and an international broker association..

1 Technology Insider – News and Views from Business.com editors; Kehrer, Daniel, May 12, 2008, Business.com
2 Business Enterprise Institute; Brown John, 2007.
3 What it means to be a baby boomer!; Dibb, Sharon, Bstar Pty Ltd., 2007.

The Market

According to the U.S. Census Bureau there are approximately 13.1 million firms in the U.S., generating over $22 billion in annual sales.4  The total number of businesses that are for sale annually just in the United States is estimated to be 1.1 million5 and this number is expected to continue increasing as Baby Boomers sell off their companies to the upcoming generations.  John Brown of the Business Enterprise Institute states one out of two business owners in the country [U.S.] plan on leaving their business within the next ten years.6  SellMyBusiness.com management estimates that Europe and the Asia-Pacific region triple this number.

The initial target market for SellMyBusiness.com is:

•	the 1.1 million sellers of businesses (and related real estate and equipment) in the U.S.;
•	the resulting 1.1 million buyers of businesses;
•	the broker/dealer network that will assist in the buying and selling of these businesses;
•	the individuals (For Sale By Owners) that choose not to enlist the services of brokers, and;
•	the professional service providers that provide a vast array of services for buyers & sellers.

Follow-on growth includes expansion of local language versions of SellMyBusiness.com into targeted countries.  SellMyBusiness.com management’s estimate for the worldwide market is over 60 million companies with approximately 10 percent changing hands each year.  Approximately 20 million firms each exist in the Americas, Europe and Asia/Middle East.  This estimate is based on data on China, India, Europe, Russia and Brazil789.  A more dramatic market size picture is drawn from a Global Entrepreneurship Monitor study stating that out of the 40 GEM countries, accounting for almost 4 billion out of a world population of 6.3 billion, about 50 million new companies will be launch each year (about 137,000 per day) with a subsequent number of firms being closed (potentially sold).10

Competition & Supporting Financial Model

Three types of competitors exist for SellMyBusiness.com: 1) current web-based sites; 2) local and regional broker sites, and; 3) vertical market specialists.

Competition - Current Web-based Sites
There are eight direct competitors to SellMyBusiness.com within the business sales arena (i.e. not including real estate and equipment).  This may appear to be an indicator of a saturated market to most, but in fact it provides strong insight into some critical areas.

Current Web-based Sites

Domain Name	Owner	Location	Launched	# of Bus. For Sale	# of Reg. Buyers	# of Agents, Brokers, ect.	Countries Listed	Selling Fee ($/mo)	Broker Fee ($/mo)	Visits/ Searches per. mo.
BizBuySells.com	LoopNet, Inc.	San Francisco, CA	1996	48,000	24,000	2,500	24	59.95	49.95	650,000
BizQuest.com	Bizquest, LLC	Los Angeles, CA	2005	42,000	100,000	n/a	33	54.95	39.95	n/a
BusinessBroker.net	BusinessBroker.net	Atlanta, GA	Est 1999	30,000	n/a	n/a	15	99.95	39.95	500,000
BusinessDistrict.com	Business District, LLC	Shawnee, KS	2006	998	n/a	n/a	1	Free	Free	n/a
BusinessesFor Sale.com	Dynamics PLC	London, UK	1996	51,000	200,000	1,000	110	79.95	29.95	330,000
BusinessMart.com	Business Mart, Inc.	Parlin, NJ	2003	n/a	n/a	n/a	2	69.95	34.95	n/a
BusinessNation.com	Itm Holdings, LLC	Lakewood, CO	1998	2,300	n/a	n/a	1	29.95	39.95	n/a
DaltonBusiness.com	Untied Business Media Ltd.	London, UK	2001	25,000	n/a	n/a	9	£60 ($121)	n/a	n/a
SellMyBusiness.com	SellMyBusiness.com Inc.	Bingham Farms, MI	2008	3,500	Too new	Too new	1	59.95	29.95	550,000

First, none of these companies appears to have exploited the market based on the small market share. Research indicates the primary marketing methods used by the competition is Internet Search Engine Optimization (SEO). SellMyBusiness.com management has been unable to identify any significant marketing used by any of the companies, except LoopNet which owns BizBuySell.  BizBuySell has an affiliate arrangement with Wall Street Journal Online and runs small ads in business publications such as Fast Company.  BusinessNation.com appears to be unfocused and offering business listing services as only one small piece of a larger strategy; resulting in only 2,300 listings.  BusinessDistrict.com is basing its growth model on business social networking.   The remaining six sites appear to rely on Internet search engine results.  Of the 1.1 million companies sold in the U.S. each year, SellMyBusiness.com management estimates the amount listed online represents less than one percent of the total world market potential.

4 2004 United States Census Bureau data.
5 2005 Business Reference Guide; West, Tom, 2005.
6 Business Enterprise Institute; Brown, John, 2007.
7 “Registered SMEs in China surpass 4.3 million”, Li Zibin, China Knowledge, Oct 22, 2007
8  “Growth Opportunities for Indian SME’s”, Deloitte Touche Tohmatsu India Private Limited (Source: Ministry of Micro, Small and Medium Enterprises, Government of India), Apr 22, 2008, pg 5,
9 “General Market Outlook – Macroeconomic Projections [on Brazil]”, Canadian Heritage, www.pch.gc.ca, 2008.
10 “Small Business”, Mason, Moya K., (Source: 2002 Global Entrepreneurship Monitor survey), www.moyak.com, 2008.

Although these sites are considered direct competitors which may indicate the need to capture market share from them, SellMyBusiness.com personnel have conducted field studies that verify business owners and brokers sign up on multiple sites to ensure market visibility. Therefore, SellMyBusiness.com’s growth is based on customers listing solely with SellMyBusiness.com and jointly with its competitors.

The following chart shows a matrix comparing the features and unique value propositions offered by SellMyBusiness.com relative to its competitors.

Figure 6:  SellMyBusiness.com Features versus Competition

1 Adding multilingual sites in 2009-10
2 For brokers only
3 Sponsored links only
4 Five categories only

Competition - Local and Regional Broker Sites
The second area of competition is the myriad of local and regional broker websites.  These sites are not considered viable competitors due to their limited reach and local or regional focus.

Competition - Vertical Market Specialists
The third type of competitor is the web-based specialty market seller.  These firms focus on a narrow niche business industry and essentially hook up sellers with brokers within that niche.  However, as mentioned in the previous “Competition - Current Web-based Sites” paragraph, due to the modest fees for the listing and registration service, business owners and brokers list in multiple sites to ensure market visibility.

Website Visitor Analytics

The SellMyBusiness.com website incorporates rich analytical tools for assessing information about website traffic and visitors such as: sessions, pageviews, hits, requested pages, downloads (from the SellMyBusiness.com website), page drilldowns, entrance pages, exit pages, bounce rates, click paths, length of pageview, depth of session, length of session, referrals, domains, user IP addresses, browser details, and reasons for de-listing.

The capture and translation of this data into visitor demographics creates a powerful tool for SellMyBusiness.com management for pricing banner advertisement, affiliate arrangements, corporate sponsorships and, potentially, company purchase.

Intellectual Property

SellMyBusiness.com has secured three registered service marks:

1.	The subsidiary company name and, thus, its domain name: SellMyBusiness.com®
2.	The confidential listing and pre-qualified buyer service: Business Vault®
3.	The business listing alert service: Business Watch®

Employees

As of April 10, 2009, the Company had three employees.  The Company plans to hire more persons on as-needed basis.  The Company has not entered into any collective bargaining agreements.

DESCRIPTION OF PROPERTY

Our mailing address is located at 30600 Telegraph Road, Suite 2175, Bingham Farms, MI 48025. Phone-based web support is located at 10755 Vernon, Huntington Woods, MI 48070 at a facility cost of $1,500 per month.

LEGAL PROCEEDINGS

John C. Maddox, our President, Chief Operating Officer and Director, is subject to certain payments under a Chapter 13 Plan approved by United States Bankruptcy Court on June 13, 2007. He paid $600 per month to certain creditors from May 31, 2007 to September 30, 2008. He is now paying $669.04 per month to these creditors for twelve months, effective October 1, 2008.

Except stated above, there are no legal proceedings pending or threatened against us or our officers and directors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 50 shareholders of our common stock.

Rule 144 Shares

After July 2009, all of the shares of our common stock held by 39 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public without any restriction.

Stock Option Grants

To date, we have not granted any stock options.

Transfer Agent and Registrar:

Our transfer agent is Globex Transfer, LLC, 780 Deltoan Blvd., Suite 202, Deltona, Florida 32725 and its phone number is (386)206-1133.

Dividend Policy:

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E , Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

HALBERD CORPORATION AND SUBSIDIARY

INDEX TO FINANCIAL STATEMENTS

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)
Bingham Farms, Michigan

CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Six Months Ended
January 31, 2009 and January 31, 2008 and
August 2, 2007 (date of inception) to January 31, 2009

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)
Bingham Farms, Michigan

CONSOLIDATED FINANCIAL STATEMENTS

For the Three and Six Months Ended
January 31, 2009 and January 31, 2008 and
August 2, 2007 (date of inception) to January 31, 2009

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

Consolidated Financial Statements	Page

Review Report of Independent Registered Public Accounting Firm	F-1

Consolidated Balance Sheets as of January 31, 2009 (unaudited) and July 31, 2008	F-2

Consolidated Statements of Operations for the three and six months ended
January 31, 2009 and 2008 and August 2, 2007 (date of inception)
to January 31, 2009 (unaudited)	F-3

Consolidated Statements of Stockholders’ Equity (Deficit) for the six months ended
January 31, 2009 and period ended January 31, 2008 (unaudited)	F-4

Consolidated Statements of Cash Flows for the six months ended
January 31, 2009 and 2008 and August 2, 2007 (date of inception)
to January 31, 2009 (unaudited)	F-5

Notes to Interim Consolidated Financial Statements	F-6 – F-15

5750 New King St., Suite 200 Troy, MI 48098 Ph: 248.952.5000 Fx: 248.952.5750 www.rehman.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Halberd Corporation and Subsidiary
Bingham Farms, Michigan

We have reviewed the consolidated balance sheet of Halberd Corporation and Subsidiary, a development stage company (the Company) as of January 31, 2009, the related consolidated statements of operations for the three and six month periods ended January 31, 2009 and 2008, and the related consolidated statements of stockholders’ equity (deficit) and cash flows for the six-month periods ended January 31, 2009 and 2008. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards established by the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards established by the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above in order for them to conform with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Halberd Corporation and Subsidiary as of July 31, 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period August 2, 2007 through July 31, 2008 (not presented herein); and in our report dated January 29, 2009, we expressed an unqualified opinion on those consolidated financial statements.  In our opinion, the information set forth in the accompanying consolidated balance sheet as of July 31, 2008, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/ Rehmann Robson

Rehmann Robson P.C.

Troy, Michigan
April 9, 2009

F-1

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED BALANCE SHEETS

	January 31	July 31,
	2009	2008
	(Unaudited)
ASSETS

Cash and cash equivalents, equal to total current assets	$3,374	$1,387

Property and equipment, net	466,817	314,221

Trademarks	11,096	8,770

Deferred income taxes	-	17,330

Total assets	$481,287	$341,708

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Liabilities
Accounts payable	$139,941	$17,959
Accrued expenses	13,469	17,386
Deferred revenue	1,655	1,510
Due to officers	74,130	30,048
Line-of-credit due to stockholder	28,327	10,900
Convertible notes payable	-	300,000

Total liabilities (all current)	257,522	377,803

Stockholders' equity (deficit) (Note 5)
Common stock - $0.001 par value; 120,000,000 shares
authorized, 25,058,000 and 20,002,000 shares issued and
outstanding at January 31, 2009 and July 31, 2008,
respectively	505	-
Additional paid-in capital	423,995	-
Deficit accumulated during the development stage	(200,735)	(36,095)

Total stockholders' equity (deficit)	223,765	(36,095)

Total liabilities and stockholders' equity (deficit)	$481,287	$341,708

The accompanying notes are an integral part of these interim consolidated financial statements.
F-2

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

					Cumulative
					Period From
					August 2, 2007
					(date of inception)
	Three Months Ended January 31		Six Months Ended January 31		to January 31
	2009	2008	2009	2008	2009

Net sales	$1,266	$-	$5,092	$-	$12,108

Cost of sales	385	-	913	-	1,559

Gross margin	881	-	4,179	-	10,549

Operating expenses	120,913	57,466	135,790	57,482	179,877

Operating loss	(120,032)	(57,466)	(131,611)	(57,482)	(169,328)

Other income (expense)
Interest income	-	-	-	-	1,253
Interest expense	(7,731)	(8,237)	(15,699)	(8,237)	(32,660)

Other expense, net	(7,731)	(8,237)	(15,699)	(8,237)	(31,407)

Loss before income taxes	(127,763)	(65,703)	(147,310)	(65,719)	(200,735)

Income taxes	(23,950)	-	(17,330)	-	-

Net loss	$(151,713)	$(65,703)	$(164,640)	$(65,719)	$(200,735)

Basic and diluted loss per common share	*	*	*	*	*

Weighted average number of common
shares outstanding, basic and fully diluted	20,844,666	10,001	20,423,335	10,001	20,142,441

* less than $0.01

The accompanying notes are an integral part of these interim consolidated financial statements.
F-3

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)

			Additional	Deficit Accumulated During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Deficit

Balances - August 2, 2007	-	$-	$-	$-	$-

Common stock issued	10,001	-	-	-	-

Net loss	-	-	-	(65,719)	(65,719)

Balances - January 31, 2008	10,001	$-	$-	$(65,719)	$(65,719)

			Additional	Deficit Accumulated During the	Total Stockholders'
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balances - August 1, 2008 *	20,002,000	$-	$-	$(36,095)	$(36,095)

Conversion of notes payable and accrued interest	4,600,000	460	322,540	-	323,000

Private placement during January 2009 at $0.22/share	374,000	37	80,963	-	81,000

Shares issued for consultingservices during January 2009 at $0.25/share	82,000	8	20,492	-	20,500

Net loss	-	-	-	(164,640)	(164,640)

Balances - January 31, 2009	25,058,000	$505	$423,995	$(200,735)	$223,765

* As adjusted to reflect recapitalization - Note 1

The accompanying notes are an integral part of these interim consolidated financial statements.
F-4

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

			Cumulative
			Period From
			August 2, 2007
			(date of inception)
	Six Months Ended January 31		to January 31
	2009	2008	2009
Cash flows from operating activities
Net loss	$(164,640)	$(65,719)	$(200,735)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities
Depreciation	1,423	183	2,846
Deferred income tax valuation allowance	17,330	-	-
Changes in operating assets and liabilities that
provided (used) cash
Accounts receivable - other	-	(20,000)	-
Prepaid expenses	-	(11,500)	-
Accounts payable and accrued expenses	161,565	1,800	196,910
Deferred revenue	145	-	1,655
Due to officers	44,082	48	74,130
Net cash provided by (used in)
operating activities	59,905	(95,188)	74,806

Cash flows from investing activities
Trademark costs	(2,326)	(2,500)	(11,096)
Purchases of property and equipment,
including website costs	(154,019)	(53,375)	(469,663)

Net cash used in investing activities	(156,345)	(55,875)	(480,759)

Cash flows from financing activities
Net stockholder line-of-credit borrowings	17,427	-	28,327
Issuance of convertible notes payable	-	300,000	300,000
Proceeds from private placement, net of
offering costs of $12,500	81,000	-	81,000

Net cash provided by financing activities	98,427	300,000	409,327

Net increase in cash and cash equivalents	1,987	148,937	3,374

Cash and cash equivalents - beginning of period	1,387	-	-

Cash and cash equivalents - end of period	$3,374	$148,937	$3,374

Supplemental disclosures of noncash financing activities:

Issuance of 82,000 shares of common stock in
exchange for consulting services	$20,500	$-	$20,500

Conversion of notes payable to common stock	$323,000	$-	$323,000

The accompanying notes are an integral part of these interim consolidated financial statements.
F-5

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.    BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Halberd Corporation and its wholly owned subsidiary Sellmybusinessnow.com, Inc.  All intercompany balances and transactions have been eliminated in consolidation.

Organization, Nature of Business (including development stage), and Basis of Presentation

Sellmybusinessnow.com, Inc., is a development stage company that was incorporated under the laws of the state of Michigan on August 2, 2007.  The Company began operating under the name “Sellmybusiness.com®” on December 3, 2007.  To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. Sellmybusiness.com® intends to provide a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources.  Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service will assist business people to buy, sell, lease or sublease commercial land and property. Sellmybusiness.com®’s equipment listing service will provide a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

On January 26, 2009, Halberd Corporation, a Nevada corporation, was formed by Sellmybusinessnow.com, Inc.’s founders in conjunction with a legal reorganization of the Company.  Halberd Corporation is structured to act as the parent company of Sellmybusinessnow.com, Inc.  As part of this action, and effective on January 28, 2009, all of the issued and outstanding shares of Sellmybusinessnow.com, Inc. common stock were exchanged on a 2,000-to-1 basis for Halberd Corporation common stock.  As a result, the accompanying consolidated financial statements reflect this reorganization and are presented on a consolidated basis and are labeled as those of the parent company.  Halberd Corporation and Subsidiary are collectively referred to as the “Company”.

The Company has adopted a fiscal year end of July 31.

F-6

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Basis of Accounting

The accompanying unaudited consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP) for interim financial information.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  The results of operations for the six months ended January 31, 2009 are not necessarily indicative of the results that may be expected for the year ended July 31, 2009.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.

Segment Reporting

The Company has determined that it does not have any separately reportable business segments at January 31, 2009.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits in banks.  The Company considers all highly liquid investments purchased with original maturities of six months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the guidance in Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, to recognize revenue.  Under SAB No. 104, revenue is recognized only when persuasive evidence of an agreement exists, delivery of the service has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the service period.

F-7

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

As the Company is in the development stage, it has generated limited revenues during the period ended January 31, 2009.  However, management believes the Company will principally derive its future revenue from customers that pay fees via credit card through the web site for a suite of services to market and search for commercial real estate and operating businesses. These services include a premium membership that provides the customer unlimited access to listings, maximized exposure for their listings, along with enhanced services to market their listings.

Management also anticipates the Company will earn revenue from other sources including advertising revenues, which will be recognized ratably over the period in which the advertisement is displayed on the web site, provided that no significant obligations remain and collection of the resulting receivable is probable. Advertising rates are dependent on the services provided and the placement of the advertisements.

Property and Equipment (including web site costs)

Costs incurred to develop the Company’s web site, Sellmybusiness.com®, are capitalized or expensed, as applicable, in accordance with the Financial Accounting Standards Board’s Emerging Issues Task Force Issue 00-2, Accounting for Web Site Development Costs (EITF 00-2), which addresses whether certain development costs should be capitalized or expensed.  Exhibit 00-2A of EITF 00-2 breaks potential web site development costs into 34 distinct potential activities, among four stages: Planning; Web Site Application and Infrastructure Development; Graphics and Content Development; and Operating.  Management analyzes the nature of costs incurred relative to these stages and either capitalizes or expenses the related costs in accordance with EITF 00-2.   Because the Company’s current web site development costs incurred relate principally to development and testing, the Company is generally capitalizing these costs.

Management periodically reviews these assets to determine whether carrying values have been impaired.

Depreciation and Amortization

Depreciation on equipment is computed using the straight-line method over the estimated useful lives of the related assets which range from three to seven years.  Amortization of web site costs did not commence during the period ended January 31, 2009 since the final operating version of the site was not completed as of that date.

Trademark Costs

The Company has capitalized costs to obtain trademarks registered for its three service marks Sellmybusiness.com®, Business Vault®, and Business Watch®.   Such costs principally relate to legal fees incurred.  These intangible assets have been determined to have a life of 15 years and the Company will begin amortizing them when full website operations begin (scheduled for May 2009).

F-8

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.  Deferred income taxes relate principally to the Company’s net operating loss carry forward.

Concentration Risks

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and when they exist, trade accounts receivable.  Cash and cash equivalents are deposited with high credit quality financial institutions.  The Company’s revenue and accounts receivable are primarily derived from credit card transactions with subscribers and are typically settled within two to three business days.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Net Income (loss) Per Share

Net income (loss) per share is calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.  “Diluted” reflects the potential dilution of all common stock equivalents except in cases where the effect would be anti-dilutive.  Common stock equivalents of 4,508,000 were excluded from net loss per diluted share for all prior periods presented as this effect would have been anti-dilutive.  These common stock equivalents were converted to common stock during January 2009 and as such are reflected in weighted average common shares outstanding for the periods ended January 31, 2009.

F-9

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Recent Accounting Pronouncements

On August 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” (SFAS 157), which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States, and enhances disclosures about fair value measurements. The Company elected to delay the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities, as allowed by FASB Staff Position (FSP) SFAS 157-2. FSP SFAS 157-3 clarifies the application of SFAS 157 in a market that is not active. SFAS 157 (as amended) applies whenever other standards require (or permit) assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstances. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction (i.e., not a forced transaction, such as a liquidation or distressed sale) between market participants at the measurement date. SFAS 157 (as amended) clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS 157 (as amended) requires fair value measurements to be separately disclosed by level within the fair value hierarchy. For assets and liabilities recorded at fair value, it is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those items for which there is an active market. In cases where the market for a financial asset or liability is not active, the Company includes appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. The initial adoption of SFAS No. 157 did not have any impact on the Company’s financial position or operations.

F-10

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations,” (SFAS 141(R)), which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for recognition and measurement of assets, liabilities and any non-controlling interest acquired due to a business combination. Under SFAS 141(R) the entity that acquires the business (whether in a full or partial acquisition) may recognize only the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at fair value. SFAS 141(R) requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. Under SFAS 141(R), acquisition-related transaction and restructuring costs will be expensed as incurred rather than treated as part of the acquisition cost and included in the amount recorded for assets acquired. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Accordingly, the Company will apply the provisions of SFAS 141(R) for acquisitions completed after July 31, 2009.

In April 2008, the FASB issued FASB Staff Position, No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”).  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited.  Accordingly, this FSP is effective for the Company on August 1, 2009.  The Company does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” (FSP EITF 03-6-1). FSP EITF 03-6-1 clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are considered participating securities and should be included in the calculation of basic earnings per share using the two-class method prescribed by SFAS 128, “Earnings Per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. All prior period earnings per share amounts presented are required to be adjusted retrospectively. Accordingly, the Company will adopt the provisions of FSP EITF 03-6-1 on February 1, 2009.  The Company does not expect the adoption of the provisions of FSP EITF 03-6-1 to have a material effect on the Company’s financial condition and results of operations.

F-11

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to apply to the Company or have a material impact on the Company’s reported results of operations on a per share basis.

2.    PROPERTY AND EQUIPMENT

Property and equipment consists of the following assets at:

	January 31, 2009	July 31, 2008
Web site costs	$456,288	$302,269
Phone system	8,464	8,464
Computer equipment	4,911	4,911

Total	469,663	315,644
Less accumulated depreciation	2,846	1,423

Property and equipment, net	$466,817	$314,221

3.    RELATED PARTY TRANSACTIONS (including debt and leases)

The Company’s majority stockholder has provided a $75,000 revolving line of credit to the Company.  Outstanding advances bear interest at 10% per annum, and any such advances are due May 1, 2009.  A total of $28,327 and $10,900 was outstanding as of January 31, 2009 and July 31, 2008, respectively.  Interest of $1,421 and $160 on such advances is included with accrued expenses in the accompanying balance sheet at January 31, 2009 and July 31, 2008, respectively.

The Company incurred rent expense of $3,100 for the initial period ended July 31, 2008 under a month to month lease with an entity in which the Company’s majority stockholder is an owner.  Beginning October 1, 2008, the Company began leasing space from the majority stockholder for $1,500 per month on a month to month basis.  Rent expense under these agreements for the six months ended January 31, 2009 was $9,000.

F-12

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The Company leases its domain name from an entity owned by its majority stockholder.  Rent expense for the six months ended January 31, 2009 and 2008 were $262 and $-0-, respectively. The related liability is included in accrued expenses at January 31, 2009.  The monthly rent for use of the domain name is 5% of revenues.

The Company accrues $5,000 a month for services provided by its majority and a minority stockholder.  Such amounts are included in the accompanying balance sheet under “Due to Officers”, as well as a miscellaneous amount of $48 due to the majority stockholder.  The balance due to officers as of January 31, 2009 and July 31, 2008 are $74,130 and $30,048, respectively.

4.    CONVERTIBLE DEBT

On January 1, 2008, the Company issued convertible promissory notes totaling $300,000 to eight stockholders, who own a combined 15% of the Company’s common stock.  The notes bore interest at 10% per annum and were due on the earlier of the Company registering any of its securities under the Securities Act of 1933, or eighteen months after the date of the note (April through July 2009).  In addition, each of the note holders could convert the entire outstanding amount of their note including accrued interest into shares of the Company’s common stock at any time up to the maturity date of the respective note.

During January 2009, all of the convertible debt was converted to equity, resulting in the issuance of 4,508,000 shares of the Company’s common stock.  Related accrued interest of $23,000 on these loans was also converted to equity, resulting in the issuance of 92,000 shares of the Company’s common stock.  All shares in this note have been adjusted to reflect the exchange discussed in Note 1.

5.    CAPITAL STOCK

The Company’s initial common shares issued to its two founders and eight initial investors were issued for no consideration and are thus carried at a value of zero in the accompanying balance sheet as no services were performed or were required to be performed in order for any of the original investors to obtain their shares.  Management determined the fair value of the initial shares to be zero given the start-up nature of the business which included a lack of operational history, lack of share liquidity and lack of corporate financing for operations at the time of issuance.

F-13

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The Company has authorized 10,000,000 shares of preferred stock at a par value of $0.001.  No preferred shares are issued or outstanding as of January 31, 2009.  Any preferences, rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption shall be set forth and adopted by a board of directors’ resolution prior to the issuance of any series of preferred stock.

During January 2009, the Company issued a private placement memorandum (“PPM”) to increase the number of shareholders to a minimum of 35.  The PPM resulted in the Company issuing 374,000 shares of common stock to 32 additional stockholders in exchange for cash consideration of $93,500.  The offering costs of $12,500 were offset against the proceeds. In addition, during January 2009 seven vendors were owed a total of $20,500 as of December 31, 2008 were issued 82,000 shares of common stock in settlement of amounts owed to them.

6.    INCOME TAXES

The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes.  The Company continually reviews the realizability of deferred tax assets and recognizes these benefits only as reassessment indicates that it is more likely than not that such tax benefits will be realized.

As of January 31, 2009, the Company has a net operating loss carryforward for federal income tax purposes of approximately $193,630, which expires through 2023, available to reduce federal taxable income, if any, of future periods.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets , liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred income tax liabilities and assets are summarized as follows as of January 31, 2009 and July 31, 2008:

F-14

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

	January 31, 2009	July 31, 2008
Deferred tax assets:
Net operating loss carry forward	$193,630	$48,500
Depreciation and other	4,270	2,400

Total deferred tax assets	197,900	50,900

Expected tax rate	34%	34%

Gross deferred income tax assets	$67,275	$17,330

Less valuation allowance	(67,275)	-

Net deferred income tax asset	$-	$17,330

At January 31, 2009, the Company did not recognize any current or deferred federal or state income tax benefit because it has sustained operating losses since inception.  The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating loss carryforwards, because of uncertainty regarding its realizability.

Effective January 1, 2008, the state of Michigan enacted the Michigan Business Tax Act (“MBTA”), replacing the Michigan single business tax with a business income tax and modified gross receipts tax.  The enactment of the MBTA does not have a material impact on the consolidated financial statements of the Company to date.

7.    OPERATING LEASE

The Company utilizes the services of a third party that houses and maintains its web site server.  Such services are provided under a month to month lease for $650 per month.

8.    SUBSEQUENT EVENT

The Company is preparing to become a publicly traded company and filed a Form S-1 Registration Statement with the Securities and Exchange Commission on March 13, 2009.

* * * * *

F-15

HALBERD CORPORATION AND SUBSIDIARY (a development stage company) Bingham Farms, Michigan CONSOLIDATED FINANCIAL STATEMENTS For the Period August 2, 2007 (date of inception) to July 31, 2008

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)
Bingham Farms, Michigan

CONSOLIDATED FINANCIAL STATEMENTS

For the Period
August 2, 2007 (date of inception)
to July 31, 2008

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

Page

Report of Independent Registered Public Accounting Firm	F-1

Consolidated Financial Statements
August 2, 2007 (date of inception) to July 31, 2008

Consolidated Balance Sheets	F-2

Consolidated Statements of Operations	F-3

Consolidated Statements of Stockholders’ Deficit	F-4

Consolidated Statements of Cash Flows	F-5

Notes to Interim Consolidated Financial Statements	F-6 - F-16

* * * * *

5750 New King St., Suite 200 Troy, MI 48098 Ph: 248.952.5000 Fx: 248.952.5750 www.rehman.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

January 26, 2009

Board of Directors and Stockholders
Halberd Corporation and Subsidiary
Bingham Farms, Michigan

We have audited the accompanying consolidated balance sheet of Halberd Corporation and Subsidiary, (a development stage company), (“the Company”) as of July 31, 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the period August 2, 2007 (date of inception) to July 31, 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Halberd Corporation and Subsidiary as of July 31, 2008, and the results of their consolidated operations and their cash flows for the period August 2, 2007 (date of inception) to July 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rehmann Robson

Rehmann Robson, P.C.

Troy, Michigan

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED BALANCE SHEET

JULY 31, 2008

ASSETS

Cash and cash equivalents (equal to total current assets)	$1,387

Property and equipment, net	314,221

Trademarks	8,770

Deferred income taxes	17,330

Total assets	$341,708

LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities
Accounts payable	$17,959
Accrued expenses	17,386
Deferred revenue	1,510
Due to officers	30,048
Line of credit due to stockholder	10,900
Convertible notes payable	300,000

Total liabilities ( all current)	377,803

Stockholders' deficit (Note 5)
Common stock - $0.001 par value; 120,000,000 shares
authorized, 20,002,000 shares issued and outstanding	-
Deficit accumulated during the development stage	(36,095)

Total stockholders' deficit	(36,095)

Total liabilities and stockholders' deficit	$341,708

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENT OF OPERATIONS

August 2, 2007 (date of inception) to July 31, 2008

Sales	$7,015

Cost of sales	646

Gross margin	6,369

Operating expenses	44,086

Operating loss	(37,717)

Other income (expense)
Interest income	1,253
Interest expense	(16,961)

Other expense, net	(15,708)

Loss before income tax benefit	(53,425)

Income tax benefit	17,330

Net loss	$(36,095)

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

August 2, 2007 (date of inception) to July 31, 2008

			Deficit Accumulated	Total
	Common Stock		During the	Stockholders'
	Shares	Amount	Development Stage	Deficit

Balances - August 2, 2007	-	$-	$-	$-

Common stock issued	10,001	-	-	-

Net loss	-	-	(36,095)	(36,095)

Balances - July 31, 2008	10,001	$-	$(36,095)	$(36,095)

Balances as adjusted to reflect
recapitalization (Note 1)	20,002,000	$-	$(36,095)	$(36,095)

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND SUBSIDIARY
(a development stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS

August 2, 2007 (date of inception) to July 31, 2008

Cash flows from operating activities
Net loss	$(36,095)
Adjustments to reconcile net loss to net cash
provided by operating activities
Depreciation	1,423
Deferred income tax benefit	(17,330)
Changes in operating assets and liabilities that provided cash:
Accounts payable and accrued expenses	35,345
Deferred revenue	1,510
Due to officers	30,048

Net cash provided by operating activities	14,901

Cash flows from investing activities
Trademark costs	(8,770)
Purchases of property and equipment, including web site costs	(315,644)

Net cash used in investing activities	(324,414)

Cash flows from financing activities
Proceeds from issuance of convertible notes	300,000
Proceeds from stockholder line of credit	10,900

Net cash provided by financing activities	310,900

Net increase in cash and cash equivalents, equal to cash
and cash equivalents at end of period	$1,387

The accompanying notes are an integral part of the consolidated financial statements.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Halberd Corporation and its wholly owned subsidiary Sellmybusinessnow.com, Inc.  All intercompany balances and transactions have been eliminated in consolidation.

Organization, Nature of Business (including development stage), and Basis of Presentation

Sellmybusinessnow.com, Inc. is a development stage company that was incorporated under the laws of the state of Michigan on August 2, 2007. The Company began operating under the name “Sellmybusiness.com®” on December 3, 2007. To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. The Company has ten stockholders, eight of which have also entered into convertible debt agreements with the Company (Note 4). Sellmybusiness.com® intends to provide a single web portal for interested parties to find, buy and sell businesses, real estate and equipment and all the related services needed to support the transaction, including financing, incorporation, professional help and additional business resources. Sellmybusiness.com® intends to support businesses of all sizes and types, including start-ups, well-established companies, home-based businesses, closely-held companies, multinational public corporations and franchises. Sellmybusiness.com®’s real estate listing service will assist business people to buy, sell, lease or sublease commercial land and property. Sellmybusiness.com®’s equipment listing service will provide a portal to buy, sell or lease excess inventory, capital equipment, raw materials, vehicles, aircraft, ships and rail equipment.

On January 26, 2009, Halberd Corporation, a Nevada corporation, was formed by Sellmybusinessnow.com, Inc.’s founders in conjunction with a legal reorganization of the Company.  Halberd Corporation is structured to act as the parent company of Sellmybusinessnow.com, Inc.  As part of this action, and effective on January 28, 2009 all of the issued and outstanding shares of Sellmybusinessnow.com, Inc.’s common stock were exchanged on a 2,000-to-1 basis for Halberd Corporation’s common stock.  As a result, the accompanying consolidated financial statements reflect this reorganization and are presented on a consolidated basis and are labeled as those of the parent company.  Halberd Corporation and Subsidiary are collectively referred to as the “Company”.

The Company has adopted a fiscal year end of July 31.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period.  Actual results could differ from those estimates.

Segment Reporting

The Company has determined that it does not have any separately reportable business segments at July 31, 2008.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and demand deposits in banks.  The Company considers all highly liquid investments purchased with original maturities of six months or less to be cash equivalents.

Revenue Recognition

The Company utilizes the guidance in Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition, to recognize revenue. Under SAB No. 104, revenue is recognized only when persuasive evidence of an agreement exists, delivery of the service has occurred, the sales price is fixed or determinable and collectability is reasonably assured. Payments received in advance of services being rendered are recorded as deferred revenue and recognized on a straight-line basis over the service period.

As the Company is in the development stage, it has generated limited revenues during the period ended July 31, 2008.  However, management believes the Company will principally derive its future revenue from customers that pay fees via credit card through the web site for a suite of services to market and search for commercial real estate and operating businesses. These services include a premium membership that provides the customer unlimited access to listings, maximized exposure for their listings, along with enhanced services to market their listings.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management also anticipates the Company will earn revenue from other sources including advertising revenues, which will be recognized ratably over the period in which the advertisement is displayed on the web site, provided that no significant obligations remain and collection of the resulting receivable is probable. Advertising rates are dependent on the services provided and the placement of the advertisements.

Property and Equipment (including web site costs)

Costs incurred to develop the Company’s web site, Sellmybusiness.com®, are capitalized or expensed, as applicable, in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issues No. EITF 00-2, Accounting for Web Site Development Costs, which addresses whether certain development costs should be capitalized or expensed.  Exhibit 00-2A of EITF 00-2 breaks potential web site development costs into 34 distinct potential activities, among four stages: Planning; Web Site Application and Infrastructure Development; Graphics and Content Development; and Operating.  Management analyzes the nature of costs incurred relative to these stages and either capitalizes or expenses the related costs in accordance with EITF 00-2.   Because the Company’s current web site development costs incurred relate principally to development and testing, the Company is generally capitalizing these costs.

Management periodically reviews these assets to determine whether carrying values have been impaired.

Depreciation and Amortization

Depreciation on equipment is computed using the straight-line method over the estimated useful lives of the related assets which range from three to seven years.  Amortization of web site costs did not commence during the period ended July 31, 2008 since the final operating version of the site was not completed as of that date.

Trademark Costs

The Company has capitalized costs to obtain trademarks registered for its three service marks Sellmybusiness.com®, Business Vault®, and Business Watch®.   Such costs principally relate to legal fees incurred.  These intangible assets have been determined to have a life of 15 years and the Company will begin amortizing them when full website operations begin (scheduled for April 2009).

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.  Deferred income taxes relate principally to the Company’s net operating loss carry forward.

Concentration Risks

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and when they exist, trade accounts receivable.  Cash and cash equivalents are deposited with high credit quality financial institutions.  Revenue and accounts receivable are primarily derived from credit card transactions with subscribers and are typically settled within two to three business days.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

Net Income (loss) Per Share

Net income (loss) per share is calculated under the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, Earnings Per Share.  “Diluted” reflects the potential dilution of all common stock equivalents except in cases where the effect would be anti-dilutive.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   Recent Accounting Pronouncements

On August 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” (SFAS 157), which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States, and enhances disclosures about fair value measurements. The Company elected to delay the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities, as allowed by FASB Staff Position (FSP) SFAS 157-2. FSP SFAS 157-3 clarifies the application of SFAS 157 in a market that is not active. SFAS 157 (as amended) applies whenever other standards require (or permit) assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstances. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction (i.e., not a forced transaction, such as a liquidation or distressed sale) between market participants at the measurement date. SFAS 157 (as amended) clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS 157 (as amended) requires fair value measurements to be separately disclosed by level within the fair value hierarchy. For assets and liabilities recorded at fair value, it is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those items for which there is an active market. In cases where the market for a financial asset or liability is not active, the Company includes appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. The initial adoption of SFAS No. 157 did not have any impact on the Company’s financial position or operations.

Effective August 1, 2008, the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159), which is effective for fiscal years beginning after November 15, 2007. SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, "Disclosures about Fair Value of Financial Instruments."  At August 1, 2008 the Company decided not to elect the fair value option for any financial assets or liabilities under the scope of SFAS 159.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations,” (SFAS 141(R)), which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for recognition and measurement of assets, liabilities and any non-controlling interest acquired due to a business combination. Under SFAS 141(R) the entity that acquires the business (whether in a full or partial acquisition) may recognize only the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at fair value. SFAS 141(R) requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. Under SFAS 141(R), acquisition-related transaction and restructuring costs will be expensed as incurred rather than treated as part of the acquisition cost and included in the amount recorded for assets acquired. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Accordingly, the Company will apply the provisions of SFAS 141(R) for acquisitions completed after July 31, 2009.

In April 2008, the FASB issued FASB Staff Position, No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”).  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”.  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited.  Accordingly, this FSP is effective for the Company on August 1, 2009.  The Company does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” (FSP EITF 03-6-1). FSP EITF 03-6-1 clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are considered participating securities and should be included in the calculation of basic earnings per share using the two-class method prescribed by SFAS 128, “Earnings Per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. All prior period earnings per share amounts presented are required to be adjusted retrospectively. Accordingly, the Company will adopt the provisions of FSP EITF 03-6-1 on February 1, 2009.  The Company does not expect the adoption of the provisions of FSP EITF 03-6-1 to have a material effect on the Company’s financial condition and results of operations.

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to apply to the Company or have a material impact on the Company’s reported results of operations on a per share basis.

2.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following assets at July 31, 2008:

Web site costs	$302,269
Telephone system	8,464
Computer equipment	4,911

Total	315,644
Less accumulated depreciation	1,423

Property and equipment, net	$314,221

3.	RELATED PARTY TRANSACTIONS (including debt and leases)

The Company’s majority stockholder has provided a $75,000 revolving line of credit to the Company. Outstanding advances bear interest at 10% per annum, and any such advances are due May 1, 2009. Interest of $160 on such advances is included with accrued expenses on the accompanying consolidated balance sheet.

The Company incurred rent expense of $10,500 for the initial period ended July 31, 2008 under a month-to-month lease with an entity in which the Company’s majority stockholder is an owner. Subsequent to year end, the Company began leasing space from the majority stockholder for $1,500 per month. The arrangement operates on an informal, month-to-month basis.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company leases its domain name from an entity owned by its majority stockholder.  Rent expense for the initial period ended July 31, 2008 was $426; the related liability is included in accrued expenses at July 31, 2008.  The monthly rent for use of the domain name is based on 5% of revenues.

The Company has accrued $15,000 each for services provided by its majority and 20% stockholders during the period ended July 31, 2008.  Such amounts are included in the accompanying consolidated balance sheet under “Due to Officers”, as well as a miscellaneous amount of $48 due to the majority stockholder.

The Company paid a business related by common ownership (to its 20% stockholder) $25,000 during the period ended July 31, 2008 for various services in connection with web site development and business planning.

4.	CONVERTIBLE DEBT

On January 1, 2008 the Company issued convertible promissory notes totaling $300,000 to eight stockholders, who own a combined 15% of the Company’s common stock. The notes bear interest at 10% per annum and are due on the earlier of the Company registering any of its securities under the Securities Act of 1933 or eighteen months after the date of the note (April through July 2009). In addition, each of the note holders may; at their option, convert the entire outstanding principal amount of their note into shares of the Company’s common stock at any time up to the maturity date of the respective note. If all holders of these notes exercised the conversion option, the Company would be required to issue an additional 4,508,000 shares (shares reflect exchange discussed in Note 1) (See Note 9).

Interest expense on these notes was $16,800 for the period ended July 31, 2008 and is included with accrued expenses on the accompanying consolidated balance sheet.

5.	CAPITAL STOCK

The Company’s initial common shares issued to its two founders (65% and 20% of the outstanding shares, respectively) and eight initial investors (15% of outstanding shares, all of whom also hold convertible debt (see Note 4), were issued for no consideration and are thus carried at a value of zero on the accompanying consolidated balance sheet as no services were performed or were required to be performed in order for any of the original investors to obtain their shares. Management determined the fair value of the initial shares to be zero given the start-up nature of the business which included a lack of operational history, lack of share liquidity and a lack of corporate financing for operations at the time of issuance.

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company has authorized 10,000,000 shares of preferred stock at a par value of $0.001.  No preferred shares are issued or outstanding as of July 31, 2008.  Any preferences, rights, voting powers, restrictions, dividend limitations, qualifications, and terms and conditions of redemption shall be set forth and adopted by a board of directors’ resolution prior to issuance of any series of preferred stock.

6.	INCOME TAXES

The Company establishes valuation allowances in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes.  The Company continually reviews realizability of deferred tax assets and recognizes these benefits only as reassessment indicates that it is more likely than not that such tax benefits will be realized.

As of July 31, 2008, the Company has a net operating loss carry forward for federal income tax purposes of approximately $48,500, which expires in 2023, available to reduce federal taxable income of future periods.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  Significant components of the Company’s deferred income tax liabilities and assets are summarized as follows as of July 31, 2008:

Amount
Deferred tax assets:
Net operating loss carry forward	$48,500
Depreciation and other	2,400

Total deferred tax assets	50,900

Expected tax rate	34%

Net deferred income tax assets	$17,330

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The income tax benefit for the period ended July 31, 2008 consists entirely of a deferred benefit.  No valuation allowance has been recorded on the deferred tax assets due to management’s estimates of future taxable income, beginning in 2010.  Management believes that it is more likely than not that the deferred tax assets will be realized in full based on comparisons of profitability with similar enterprises, the expected high margin nature of the business and the Company’s anticipated ability to raise sufficient capital to drive awareness of the web site through advertising.

Effective January 1, 2008, the state of Michigan enacted the Michigan Business Tax Act (“MBTA”), replacing the Michigan single business tax with a business income tax and modified gross receipts tax. The enactment of the MBTA does not have a material impact on the consolidated financial statements of the Company as of July 31, 2008.

7.	OPERATING LEASE

The Company utilizes the services of a third party that houses and maintains its web site server.  Such services are provided under a month to month lease for $650 per month.

8.	NET LOSS PER SHARE

Basic net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding during the period. Diluted net loss per share is computed by dividing the net loss for the period by the weighted average number of shares of common stock and potentially dilutive common stock outstanding during the period. The following table sets forth the computation of basic and diluted net loss per share for the period ended July 31, 2008:

Numerator:
Net loss	$(36,095)
Denominator
Weighted average common shares-basic and diluted	20,002,000
Net loss per share
Basic	$0.00
Diluted	$0.00

Common stock equivalents excluded from net loss per
diluted share because their effect would have been
anti-dilutive	4,508,000

HALBERD CORPORATION AND
SUBSIDIARY
(a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	SUBSEQUENT EVENTS (UNAUDITED)

The Company is preparing to become a publicly traded company and intends to file a Form S-1 Registration Statement with the Securities and Exchange Commission in Spring 2009.  In connection with this process, the Company issued a private placement memorandum ("PPM") to increase the number of shareholders to a minimum of 35.  The PPM resulted in the Company issuing 374,000 shares of common stock to 32 additional stockholders in exchange for cash consideration of $93,500 in January 2009.  Seven vendors who were owed a total of $20,500 as of December 31, 2008 were issued 82,000 shares of stock in settlement of amounts owed to them.

During January 2009, all of the convertible debt was converted to equity, resulting in the issuance of 4,508,000 shares of the Company’s common stock.  Related accrued interest of $23,000 on these loans was also converted to equity, resulting in the issuance of 92,000 shares of the Company’s common stock.  All shares in this note have been adjusted to reflect the exchange discussed in Note 1.

* * * * *

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Overview of Our Performance and Operations

Our business

We are a development stage company that was incorporated under the laws of the State of Nevada on January 26, 2009. On January 28, 2009, we entered into a share purchase agreement with SellMyBusiness, a corporation established under the laws of the State of Michigan in August 2007, pursuant to which we acquired all the shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. As a result, SellMyBusiness became our wholly-owned subsidiary.

To date, the Company’s activities have been limited to raising capital, obtaining financing, constructing its website and administrative functions. As reflected in the accompanying financial statements, we had liabilities of $377,803, and a net loss of $36,095 for the period from inception to July 31, 2008. We had liabilities of $257,522, and a net loss of $164,640 for the six months ended January 31, 2009, respectively.

Plan of Operation

We have begun limited operations, and we require outside capital to implement our business model.

1.         We believe we can complete development of version 2 of the website, continue marketing efforts in the U.S., continue the Company’s national public relations campaign, develop local language versions of the website in select international markets, launch targeted marketing campaigns internationally.

2.         All business functions will be coordinated and managed by our CEO Mark Lundquist, President & COO John Maddox, and our consultants.

3.         Within 120 days of the initiation of our marketing campaign, we believe we will begin to generate expanded revenues from our targeted approach.

In summary, we hope to be generating increased sales revenues within 180 days of the date of this Registration Statement.

Based on the development stage of the Company and its operational plan, management believes that the Company will incur operating losses in the foreseeable future. Management has developed an operational plan that has been presented to various institutional funds and has entered into a non-binding term sheet for securities financing. Management believes that it can enter into definitive agreements with the funder on terms that are acceptable. However, access to the investment fund is predicated on the market for the Company’s stock and therefore the Company cannot issue assurances that our shareholders will not be diluted by investment of such capital, or to the extent of the dilution. Also, we cannot assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in this or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. The inability to secure required capital from the fund could have a material adverse effect on our business, operation results, or financial condition. Additionally, there are no guarantees that any additional financing can be obtained.

Limited Operating History

We are a developmental business listing and services Company incorporated on January 26, 2009, and as such had minimal operating revenues to date. Further, we have limited assets and earnings to date. The success of our company is dependent upon the extent to which it will gain market share. All financial information and financial projections and other assumptions made by us are speculative and, while based on management's best estimates of projected sales levels, operational costs, consumer preferences, and the general economic and competitive health of our company in the business listing and services marketplace, there can be no assurance that we will operate profitably or remain solvent.

Results of Operations

As of the most recent quarter ended January 31, 2009, we had cash on hand of $3,374, and our total assets were $481,287 while our total liabilities were $257,522. We had shareholder’s equity of $223,765.

For the six months ended January 31, 2009, we had a net loss of $164,640. The company has had minimal revenues since 2007 and will need to raise capital to further its operations. Based on the development stage of the Company and its operational plan, management believes that the Company will incur operating losses in the foreseeable future. Management has developed an operational plan that has been presented to various institutional funds and has entered into a non-binding term sheet for securities financing. Management believes that it can enter into definitive agreements with the funder on terms that are acceptable. However, access to the investment fund is predicated on the market for the Company’s stock and therefore the Company cannot issue assurances that our shareholders will not be diluted by investment of such capital, or to the extent of the dilution. Also, we cannot assure that securities issued in exchange for such capital will not be sold on terms more favorable than those of the shares sold in this or other offerings. The availability of such funding is subject to credit, economic, market and legal constraints. The inability to secure required capital from the fund could have a material adverse effect on our business, operation results, or financial condition. Additionally, there are no guarantees that any additional financing can be obtained.

Liquidity and Capital Resources

We anticipate that our operational, and general and administrative expenses for the twelve months following our last review date (January 31, 2009) will be $1.95 million. We anticipate based on the development stage of our Company and our operational plan we will incur operating losses in the foreseeable future. We have developed an operational plan that has been presented to potential PIPE funders with the result that we have secured a non-binding term sheet for $25 million in convertible securities to assist in the Company’s development and growth. Therefore, we believe we can satisfy our cash requirements for the future based upon our access to capital from this Securities Financing Agreement (“SFA”) and our ability to generate cash from operations.

The amount of funding required from the SFA and our desire to request funding from the SFA is based on our ability to generate revenue from operations. If actual revenue exceeds projections the company’s need for SFA funding is diminished. If actual revenue trails projections the Company’s need for SFA funding is heightened and is dependent on the market for our stock.  Therefore, there is no assurance that we will either need or be successful in completing all portions of the PIPE, secondary offering or any other financing when we have an active market for our stock. Our investors should assume that any portions of SFA or other outside funding will cause substantial dilution to current stockholders.  Further, there can be no assurances that the SFA will close and that we will have access to this capital.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with generally accepted accounting principles in the United States.

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 1 to the audited consolidated financial statements for the year ended July 31, 2008. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our Company's operating results and financial condition.

Recently Issued Accounting Pronouncements

On August 1, 2008, the Company adopted SFAS No. 157, “Fair Value Measurements,” (SFAS 157), which defines fair value, establishes a framework for measuring fair value under accounting principles generally accepted in the United States, and enhances disclosures about fair value measurements. The Company elected to delay the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities, as allowed by FASB Staff Position (FSP) SFAS 157-2. FSP SFAS 157-3 clarifies the application of SFAS 157 in a market that is not active. SFAS 157 (as amended) applies whenever other standards require (or permit) assets or liabilities to be measured at fair value and, therefore, does not expand the use of fair value in any new circumstances. Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction (i.e., not a forced transaction, such as a liquidation or distressed sale) between market participants at the measurement date. SFAS 157 (as amended) clarifies that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. SFAS 157 (as amended) requires fair value measurements to be separately disclosed by level within the fair value hierarchy. For assets and liabilities recorded at fair value, it is the Company’s policy to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements for those items for which there is an active market. In cases where the market for a financial asset or liability is not active, the Company includes appropriate risk adjustments that market participants would make for nonperformance and liquidity risks when developing fair value measurements.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon estimates, are often calculated based on the economic and competitive environment, the characteristics of the asset or liability and other factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. The initial adoption of SFAS No. 157 did not have any impact on the Company’s financial position or operations.

Effective August 1, 2008, the Company adopted SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" (SFAS 159), which is effective for fiscal years beginning after November 15, 2007. SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value. The objective of SFAS 159 is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. SFAS 159 does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in SFAS 157 and SFAS No. 107, "Disclosures about Fair Value of Financial Instruments." At August 1, 2008 the Company decided not to elect the fair value option for any financial assets or liabilities under the scope of SFAS 159.

In December 2007, the FASB issued SFAS No. 141(revised 2007), “Business Combinations,” (SFAS 141(R)), which replaces SFAS 141. SFAS 141(R) establishes principles and requirements for recognition and measurement of assets, liabilities and any non-controlling interest acquired due to a business combination. Under SFAS 141(R) the entity that acquires the business (whether in a full or partial acquisition) may recognize only the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at fair value. SFAS 141(R) requires the acquirer to recognize goodwill as of the acquisition date, measured as a residual. Under SFAS 141(R), acquisition-related transaction and restructuring costs will be expensed as incurred rather than treated as part of the acquisition cost and included in the amount recorded for assets acquired. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. Accordingly, the Company will apply the provisions of SFAS 141(R) for acquisitions completed after July 31, 2009.

In April 2008, the FASB issued FASB Staff Position, No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets”. The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), “Business Combinations,” and other U.S. generally accepted accounting principles. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and early adoption is prohibited. Accordingly, this FSP is effective for the Company on August 1, 2009. The Company does not believe the adoption of FSP 142-3 will have a material impact on its financial position, results of operations or cash flows.

In June 2008, the FASB issued FSP No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” (FSP EITF 03-6-1). FSP EITF 03-6-1 clarifies that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents are considered participating securities and should be included in the calculation of basic earnings per share using the two-class method prescribed by SFAS 128, “Earnings Per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. All prior period earnings per share amounts presented are required to be adjusted retrospectively. Accordingly, the Company will adopt the provisions of FSP EITF 03-6-1 on February 1, 2009. The Company does not expect the adoption of the provisions of FSP EITF 03-6-1 to have a material effect on the Company’s financial condition and results of operations.

Other recent accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to apply to the Company or have a material impact on the Company’s reported results of operations on a per share basis.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of April 14, 2009 are as follows:

NAME	AGE	POSITION

Mark Lundquist	51	Chief Executive Officer, Secretary and Director

John Maddox	43	President, Chief Operating Officer, Treasurer and Director

Joel M. Ungar	47	Chief Financial Officer and Principal Accounting Officer

Leland Thomas	58	Member of Advisory Board

Nicholas Cocco	44	Member of Advisory Board and Chief of Staff

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mark Lundquist, Co-Founder, Chief Executive Officer, Secretary and Director

Mr. Lundquist has been our Chief Executive Officer and Secretary since inception on January 26, 2009. He is also the Founder, President and CEO of Fulcrum Edge, Inc., a business advisory company specializing in business planning, corporate growth, strategic planning, and sales and marketing since 2001. He spent fifteen years in the aerospace and defense arena before coming to Detroit to work in the automotive and high-tech automation industries. In the corporate world he was brought in to implement change, restructuring, turnarounds and help companies grow their business, frequently in preparation for sale. He has held executive positions with firms such as Grimes Aerospace (now Honeywell), Valcor, Aeroquip-Vickers, Mannesmann, Bosch and Norgren. Mr. Lundquist also founded WebAxia, Inc., an online based business focused on website effectiveness, as well as co-founding Petronom+Hydronom, LLC, a distributor of water purification and combustion engine fuel enhancement devices.

Mr. Lundquist studied astrophysics and engineering at the University of Illinois at Urbana-Champaign and has a degree in Mechanical Engineering.  He is a mentor to Detroit’s TechTown and Ann Arbor SPARK, two high tech business incubators; and sits on the advisory boards for multiple firms.  He is also an Executive Faculty Member of Wayne State University’s E2detroit Entrepreneurship Program, an instructor for the University of Michigan’s entrepreneurship immersion programs, and a contributing business writer to Michigan SmallTech, the state’s micro- and nanotechnology association.

John Maddox, Co-founder, President, Chief Operating Officer and Director

Mr. Maddox has been our President, CEO and COO since inception on January 26, 2009. He is also a Founder and Managing Principal with the CPA firm Maddox Ungar Silberstein, PLLC with more than sixteen years experience working with a variety of clients on business matters since 1992. He started his public accounting career with the international firm of Grant Thornton after working eight years with his father’s commercial roofing business, Lake Michigan Roofing, Inc. Prior to forming Maddox Ungar Silberstein, PLLC, Mr. Maddox was a principal with a large CPA firm in metropolitan Detroit. He was also the Founder and President of MutualFundTaxInfo.com, an Internet-based firm providing information to specialists in the mutual fund arena.
Mr. Maddox holds a Bachelor of Science in Business Administration, a Masters Degree in Taxation and a Graduate Certificate Degree in Taxation from Walsh College.  He is a member of the American Institute of Certified Public Accountants, the Michigan Association of Certified Public Accountants, and a former member of the Institute of Management Accountants.

Joel M. Ungar, Chief Financial Officer and Principal Accounting Officer

Mr. Ungar is the founding Principal of Maddox Ungar Silberstein, PLLC, a Certified Public Accounting firm in Bingham Farms (Detroit), MI. He has been in accounting, both public and private, since September 1984. He was the CFO of a large Detroit area producer from October 1999 to August 2003, and is an active member of the Business Administration Committee of the National Ready-Mixed Concrete Association. He also developed the NRMCA Standard Industry Chart of Accounts, has taught several courses for NRMCA and has been published in The Concrete Producer. He also recently became a Certified Fraud Examiner in July 2007. Joel Ungar has an extensive knowledge of financial accounting. He oversees the Company's audit, review and compilation services to privately-held businesses in varied industries including construction, manufacturing, investments funds, and distributors.

Joel began his career in the Detroit office of Deloitte & Touche LLP after earning his bachelors in business administration degree from the University of Michigan in 1984. Joel is a member of the American Institute of Certified Public Accountants, the Michigan Association of Certified Public Accountants and the Association of Certified Fraud Examiners.

Leland Thomas, Member of Advisory Board

Mr. Thomas has been a member of our Advisory Board since January 2008. He is also a Director with BBK, an international business advisory firm.  He has over 28 years of financial and operational expertise, including experience as a self-employed turnaround consultant, a Chief Operating Officer, and a Corporate Manager of Finance.  His background includes alternative financing, national and global business expansion, marketing, project management and securities in both closely-held and large public corporations.

Mr. Thomas has a Master of Business Administration in Finance from Indiana University, a Bachelor of Science in Electrical Engineering from the University of Illinois at Urbana-Champaign, and is a Registered Professional Engineer in the state of Michigan.

Nicholas Cocco, Member of Advisory Board & Chief of Staff

Mr. Cocco has been a member of our Advisory Board and Chief of Staff since December 2008. He is also the Managing Director of River Star, LLC, a Michigan-based liquidity management organization based in the greater Detroit area with clients throughout the United States.  Since 2001, River Star has been specializing in business process optimization strategies for both public and privately owned organizations.  Mr. Cocco has over twenty-five years of professional experience in sales, marketing, consulting and operations within the retail, wholesale and technology industries.  He has experience in mergers and acquisitions, acquisition integration, turnarounds and new business development.

Mr. Cocco received his Baccalaureate of Science degree with distinction from the College of Management and Business at National-Louis University in 1996. He received his Associate of Sciences degree from Northern Virginia Community College graduating Summa Cum Laude.  Additionally, he attended the Richard Devos Executive MBA program at Northwood University in 2002/2003.

Director Compensation

At this time, our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

John C. Maddox, President, Chief Operating Officer Treasurer and Director of Halberd Corporation and SellMyBusinessnow.com, Inc., is subject to certain payments under a Chapter 13 Plan approved by United States Bankruptcy Court on June 13, 2007. He paid $600 per month to certain creditors from May 31, 2007 to September 30, 2008. He is now paying $669.04 per month to these creditors for 12 months, effective October 1, 2008.

Except as disclosed above, to the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Mark Lundquist, CEO and Secretary	2008	$0	0	0	0	0	0	25,000(1)	$25,000
	2007	0	0	0	0	0	0	5,000(2)	$5,000
John Maddox, President, COO	2008	$0	0	0	0	0	0	25,000(1)	$25,000
	2007	0	0	0	0	0	0	5,000(2)	5,000
Leland Thomas, Member of Advisory Board	2008	$0	0	0	0	0	0	0	0
	2007	$0	0	0	0	0	0	0	0
Nicholas Cocco, Member of Advisory Board, and Chief of Staff	2008	$11,250	0	0	0	0	0	11,250(3)	11,250

Joel M. Ungar Chief Financial Officer	2008	$5,000	0	0	0	0	0	5,000(4)	5,000

(1)
Mr. Lundquist and Mr. Maddox received $25,000 each for consulting services in 2008. Additional $35,000 each was accrued and will be paid to them respectively depending on the financial conditions of the Company.

(2)	Mr. Lundquist and Mr. Maddox received $5,000 each for consulting services in 2007.
(3)	River Star, LLC was paid $11,250 for consulting services rendered to the Company. Nicholas Cocco is the managing member of River Star, LLC
(4)	Joel Ungar was granted $5,000 for services to the Company.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through April 14 , 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised until April 14 , 2009 by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We entered into employment agreements with Mark Lundquist, our CEO, and John Maddox, our President & COO for a term of three years. The employment agreements will automatically renew for successive one year after such initial term, unless and until terminated by either the Board of Directors as prescribed in the Company’s by-laws or by John Maddox by written letter to the Chairman with thirty days notice. Both Mr. Lundquist and Mr. Maddox will receive an annual base salary of $120,000. Upon effectiveness of this registration statement on Form S-1, and with the approval of the Board of Director, their salaries will increase to $240,000 per annum. They will also receive annual bonus and other benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 14 , 2009 with respect to the beneficial ownership of our common stock, the sole outstanding class of our voting securities, by (i) any person or group owning more than 5% of each class of voting securities, (ii) each director, (iii) each executive officer named in the Summary Compensation Table in the section entitled “Executive Compensation” below and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of April 14 , 2009 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 26,058,000 shares of our common stock issued and outstanding as of April 14 , 2009.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	John C. Maddox	13,000,000	49.88%

Common Stock	Mark Lundquist	4,000,000	15.35%

Common Stock	Leland Thomas (1)	2,796,000	10.73%

Common Stock	Nicholas Cocco (2)	1,000,000	3.84%

Common Stock	Joel M. Ungar	20,000	0.08%

Common Stock	All executive officers and directors as a group (5 persons)	20,816,000	79.88%

(1)	Including 1,100,000 shares of our common stock owned by Mr. Thomas directly and 1,696,000 shares owned through Thomas IRA.
(2)	All 1,000,000 shares of our common stock are owned by River Star, LLC.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Our subsidiary SellMyBusiness was incorporated under the laws of the State of Michigan on August 2, 2007. Upon inception, we issued 6,500 shares to John Maddox as founder shares with no consideration.  On November 28, 2007 we issued 2,000 shares to Mark Lundquist as founder shares with no consideration.

On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling of $300,000. In addition, we issued 1,501 shares to these investors. Leland M. Thomas is one of these investors, while he is also a member of our Advisory Board. In January 2009, we entered into stock conversion agreements with these investors, pursuant to which we issued 2,300 shares of our common stock as conversion of promissory notes dated November 28, 2007 and January 3, 2008 including principal of $300,000 and interest of $23,000 at a conversion price of $133.00 and $500.00 per share, respectively.

On November 14, 2008, we entered into a consulting agreement with River Star, LLC, pursuant to which we will pay $7,500 per month to River Star for consulting services. The Managing Director of River Star, Nicholas A. Cocco, is our member of Advisory Board and Chief of Staff.

In addition, John C. Maddox has provided a $75,000 revolving line of credit to the Company. Outstanding advances bear interest at 10% per annum, and any such advances are due May 1, 2009. A total of $10,900 was outstanding as of July 31, 2008 and October 31, 2008.

The Company incurred rent expense of $13,500 with an entity in which John C. Maddox is an owner. Beginning October 1, 2008, the Company began using space owned by John C. Maddox personally for $1,500 per month on a month to month basis.

The Company leases its domain name from an entity owned by John C. Maddox. Rent expense for the initial period ended July 31, 2008 was $426 and as of October 31, 2008, the accrued expense was $185. The monthly rent for use of the domain name is 5% of revenues. Mr. Maddox has agreed to sell all of the relevant domain names for Halberd Corporation and SellMyBusiness.com to the Company for the original purchase price which is estimated at $30,000, plus interest at 10% per annum payable when the Company has generated sufficient cash flow or has access to sufficient cash to complete the purchase.

HALBERD CORPORATION

656,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is:  April 14 , 2009

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item. 13 Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$6.45
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$45,000
Legal fees and expense	$38,000
Blue Sky fees and expenses	$700
Miscellaneous	$0
Total	$83,706.45

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item. 14 Indemnification of Directors And Officers.

Our director and officer are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item. 15 Recent Sales of Unregistered Securities.

We were incorporated under the laws of State of Nevada on January 26, 2009. We entered into a share purchase agreement with SellMyBusiness, a corporation established under the laws of the State of Michigan in August 2007, pursuant to which we acquired all the shares of common stock of SellMyBusiness for 25,058,000 shares of our common stock. Shareholders of SellMyBusiness received 2000 shares of our common stock for every 1 share of common stock of SellMyBusiness. As a result, SellMyBusiness became our wholly-owned subsidiary. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Upon inception on August 2, 2007, SellMyBusiness issued 6,500 founder shares to our then-CEO John C. Maddox. On November 28, 2007, SellMyBusiness issued 2,000 founder shares to our then-President & COO Mark Lundquist. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On November 28, 2007 and January 3, 2008, we entered into convertible promissory notes with certain investors totaling  $300,000 and we issued 1,501 shares to these investors. The issuances of the convertible promissory note and the shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

During January 2009, all of the convertible debt was converted to equity, resulting in the issuance of 4,508,000 shares of the Company’s common stock.  Related accrued interest of $23,000 on these loans was also converted to equity, resulting in the issuance of 92,000 shares of the Company’s common stock.  All shares in this note have been adjusted to reflect the exchange based on the reorganization of the Company effective on January 28, 2009 pursuant to which all of the issued and outstanding shares of Sellmybusinessnow.com, Inc. common stock were exchanged on a 2,000-to-1 basis for Halberd Corporation common stock.  Based upon same, a total of 2,300 shares of our common stock were issued as conversion of this convertible debt. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2009, SellMyBusiness, our wholly-owned subsidiary, completed a Regulation D Rule 506 offering in which it sold 228 shares of common stock to 39 investors, at a price per share of $500 per share for an aggregate offering price of $114,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock of SellMyBusiness owned	Shares of common stock of the Company owned pursuant to the share purchase agreement
Bruce E. Nyberg	10	20,000
John P. Bower Revocable Living Trust UAD 9/27/1999	10	20,000
Mary Jane Bower Revocable Trust UAD 6/19/1999	10	20,000
Daniel Dalton	10	20,000
GBS, LLC	10	20,000
BFADM, LLC	10	20,000
David R. Zimmer	10	20,000
Richard A. Hecker	10	20,000
Douglas Perry Lalone Living Trust	10	20,000
Paul A. Miller	10	20,000
Nicholas S. Ahee	10	20,000
Todd A. Emerson	1	2,000
Donna Kolo	10	20,000
Joel M. Ungar	10	20,000
Constance M David	1	2,000
AweComm Technologies, LLC	5	10,000
Marx Layne & Company	5	10,000
Jon D. Johnson	5	10,000
Douglas Omar Perreault	5	10,000
Michael R. Szudarek	2	4,000
Kathryn E. Lundquist	2	4,000
Sunshine R. Jenkins	2	4,000
Dino S. Rotondo	2	4,000
Vianne Floyd	10	20,000
Barrett Kalellis	10	20,000
Shelby Starnes	2	4,000
Michael P. Crosson	10	20,000
Alexandra A. Crosson	10	20,000
Trent A. Lundquist	2	4,000
Andrew Kulpa	1	2,000
David J. Raska	1	2,000
JR Holdings Group, LLC	2	4,000
Philip W. Thomas, Jr.	10	20,000
Scott P. Batey	2	4,000
John Alexander	2	4,000
Michael R. Szudarek	2	4,000
Craig W. Terry	1	2,000
Millicent D. Sherman	1	2,000
Bill & Joann Batey	2	4,000
Total	228	456,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)
Other than Joel M. Ungar, our CFO and Principal Accounting Officer, none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

In February 2009, River Star was issued 1,000,000 shares of our common stock for the consulting services rendered. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. The stock certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item. 16 Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation of Halberd Corporation*
3.2	By-Laws of Halberd Corporation*
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Form of Convertible Promissory Notes*
10.2	Form Stock Conversion Agreement*
10.3	Consulting Agreement by and between the Company and River Star, LLC, dated November 14, 2008*
10.4	Employment Agreement between the Company and John C. Maddox, dated January 2, 2009*
10.5	Employment Agreement between the Company and Mark Lundquist, dated January 2, 2009*
10.6	Share Purchase Agreement by and between the Company and SellMyBusinessNow.Com, Inc., dated January 28, 2009*
21.1	Subsidiary*
23.1	Consent of Rehmann Robson, P.C.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney (filed herewith on signature page)

*   Filed as an exhibit to the S-1 Registration Statement filed with the SEC on March 13, 2009

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)           That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i.       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

       ii.      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

       iii.     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

       iv.     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned on April 14 , 2009.

HALBERD CORPORATION

By:	/s/ Mark Lundquist
Mark Lundquist
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Lundquist and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Halberd Corporation) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

April 14 , 2009	By:	/s/ Mark Lundquist
Mark Lundquist
CEO, Secretary and Director

April 14 , 2009	By:	/s/John C. Maddox
John C. Maddox
President, COO, Treasurer and Director

April 14 , 2009	By:	/s/ Joel M. Ungar
Joel M. Ungar
CFO and Principal Accounting Officer

April 14 , 2009	By:	/s/ Leland M. Thomas
Leland M. Thomas
Member of Advisory Board

April 14 , 2009	By:	/s/ Nicholas Cocco
Nicholas Cocco
Member of Advisory Board, and Chief of Staff